Exhibit 99.7

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase shares of common stock, par value $0.001 per share, of Particle Drilling Technologies, Inc.

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.   ☐           Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.   ☐           Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

A.          Number of Shares Being Purchased:

B.           Total Exercise Price Payment Required (or amount provided with Notice of Guaranteed Delivery):       $

Basic Subscription Privilege

I exercise		rights	x	0.11025 –
	(no. of your rights)			(ratio)	(total no. of your new shares)

Therefore, I apply for			x	$1.50 –	$
	(no. of your new shares)			(subscription price)	(amount enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Privilege and wish to subscribe for additional shares up to the total number of unsubscribed shares multiplied by your ownership percentage of our outstanding Common Stock at the record date, you may exercise your Over-Subscription Privilege.

Accordingly, my maximum Over-Subscription Privilege is:

STEP 1: Determine the maximum number of unsubscribed shares:

3,120,294	–		=	shares
(total new shares less new shares owned by standby purchasers)		(total no. of your new shares)		(maximum unsubscribed shares)

STEP 2: Determine your maximum Over-Subscription Privilege:

	x	( /	31,769,089) =	shares
(maximum unsubscribed shares)		(total no. of your rights)	(total outstanding shares)	(your maximum over-subscription shares)

Therefore, I apply for:

	x	$1.50 =	$
(no. of your over-subscription shares subscribed for)		(subscription price)	(additional amount enclosed)

Total Payment Required =           $

(OVER)

Box 3.   ☐           Payment in the following amount is enclosed: $              .

(The total of the above box must equal the total purchase price specified on line “B” above.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•                            irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the prospectus; and

•                            agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

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